Exhibit 99.1

4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:

Theodore Stalick, SVP/CFO

(323) 937-1060

www.mercuryinsurance.com

For Release: October 29, 2024

Mercury General Corporation Announces Third

Quarter Results and Declares Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the third quarter of 2024:

Consolidated Highlights

	Three Months Ended September 30,		Change			Nine Months Ended September 30,		Change
	2024	2023	$	%		2024	2023	$	%
(000’s except per-share amounts and ratios)
Net premiums earned	$1,320,652	$1,090,311	$230,341	21.1		$3,723,355	$3,129,483	$593,872	19.0
Net premiums written (1)	$1,422,933	$1,206,503	$216,430	17.9		$4,063,377	$3,332,049	$731,328	21.9
Net realized investment gains (losses), net of tax (2)	$90,412	$(71,101)	$161,513	NM		$122,873	$(48,010)	$170,883	NM
Net income (loss) (3)	$230,856	$(8,227)	$239,083	NM		$366,886	$(95,058)	$461,944	NM
Net income (loss) per diluted share (3)	$4.17	$(0.15)	$4.32	NM		$6.63	$(1.72)	$8.35	NM
Operating income (loss) (1) (3)	$140,444	$62,874	$77,570	123.4		$244,013	$(47,048)	$291,061	NM
Operating income (loss) per diluted share (1) (3)	$2.54	$1.14	$1.40	122.8		$4.41	$(0.85)	$5.26	NM
Catastrophe losses net of reinsurance (4)	$39,000	$33,000	$6,000	18.2		$236,000	$223,000	$13,000	5.8
Combined ratio (5)	93.6%	98.6%	—	(5.0	) pts	97.6%	107.9%	—	(10.3	) pts

NM = Not Meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles (“GAAP”), are defined in “Information Regarding GAAP and Non-GAAP Measures” and are reconciled to the most directly comparable GAAP measures in “Supplemental Schedules.”

(2)

Net realized investment gains (losses) before tax were $114 million and $(90) million for the three months ended September 30, 2024 and 2023, respectively, and $156 million and $(61) million for the nine months ended September 30, 2024 and 2023, respectively. The changes in fair value of the Company’s investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option for its investments as permitted under GAAP.

(3)

Included in net income and operating income are approximately $20 million and $14 million ($16 million and $11 million, net of tax) of net realized gains from the sales and held-for-sale classifications of office buildings for the three and nine months ended September 30, 2024, respectively, and approximately $6 million ($5 million, net of tax) of net realized gains from the sales of office buildings for the nine months ended September 30, 2023. These before-tax net realized gains are included in other revenues in the Company’s “Summary of Operating Results” on page 4.

(4)

The majority of 2024 catastrophe losses resulted from tornadoes, hailstorms and convective storms in Texas and Oklahoma, winter storms and rainstorms in California, and the impact of Hurricane Helene in Florida and Georgia. The majority of 2023 catastrophe losses resulted from winter storms and rainstorms in California, Texas and Oklahoma, and the impact of Hurricane Hilary in California. The Company experienced unfavorable development of approximately $7 million and favorable development of approximately $4 million on prior years’ catastrophe losses for the nine months ended September 30, 2024 and 2023, respectively.

(5)

The Company experienced unfavorable development of approximately $8 million and favorable development of approximately $12 million on prior accident years’ loss and loss adjustment expense reserves for the three months ended September 30, 2024 and 2023, respectively, and unfavorable development of approximately $16 million and favorable development of approximately $32 million on prior accident years’ loss and loss adjustment expense reserves for the nine months ended September 30, 2024 and 2023, respectively. The year-to-date unfavorable development in 2024 was primarily attributable to higher than estimated losses and loss adjustment expenses in the commercial automobile and commercial property lines of insurance business and catastrophe losses, partially offset by favorable development in the private passenger automobile and homeowners lines of insurance business. The year-to-date favorable development in 2023 was primarily attributable to lower than estimated losses and loss adjustment expenses in the private passenger automobile and homeowners lines of insurance business, partially offset by unfavorable development in the commercial property line of insurance business.

Investment Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(000’s except average annual yield)
Average invested assets at cost (1)	$5,795,086	$5,106,049	$5,571,831	$5,060,778
Net investment income (2) (3)
Before income taxes	$72,738	$60,965	$206,726	$171,287
After income taxes	$61,114	$51,958	$173,928	$146,571
Average annual yield on investments (2) (3)
Before income taxes	4.6%	4.4%	4.5%	4.3%
After income taxes	3.9%	3.8%	3.8%	3.7%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets excluding cash for each period.

(2)

Net investment income includes interest income earned on cash of approximately $6.8 million and $5.1 million ($5.3 million and $4.0 million after tax) for the three months ended September 30, 2024 and 2023, respectively, and approximately $18.6 million and $9.6 million ($14.7 million and $7.6 million after tax) for the nine months ended September 30, 2024 and 2023, respectively. Average annual yield on investments does not include interest income earned on cash.

(3)

Higher net investment income before and after income taxes for the three and nine months ended September 30, 2024 compared to the corresponding periods in 2023 resulted largely from higher average yield combined with higher average invested assets and cash. Average annual yield on investments before and after income taxes for the three and nine months ended September 30, 2024 increased compared to the corresponding periods in 2023, primarily due to the maturity and replacement of lower yielding investments purchased when market interest rates were lower with higher yielding investments.

On October 9, 2024, Hurricane Milton made landfall south of Tampa, Florida. The Company writes only automobile insurance in Florida, which accounts for approximately 3% of its companywide direct premiums written; therefore, the losses from Hurricane Milton are not expected to have a significant impact on the results of operations of the Company. Although the current loss estimates may change in the future, based on claims reported to date and expected to be reported, the Company estimates that the total catastrophe losses from Hurricane Milton will be $5 million or less, which will be recorded as losses for the fourth quarter of 2024.

The Board of Directors declared a quarterly dividend of $0.3175 per share. The dividend will be paid on December 26, 2024 to shareholders of record on December 12, 2024.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers and direct-to-consumer sales in many states. For more information, visit the Company’s website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company’s insurance products, inflation and general economic conditions, including general market risks associated with the Company’s investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in the states where it operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company’s success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the Company’s ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; and legal, cybersecurity, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on February 13, 2024.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES

SUMMARY OF OPERATING RESULTS

(000’s except per-share amounts and ratios)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Net premiums earned	$1,320,652	$1,090,311	$3,723,355	$3,129,483
Net investment income	72,738	60,965	206,726	171,287
Net realized investment gains (losses)	114,446	(90,001)	155,536	(60,772)
Other	22,538	3,917	23,837	15,000

Total revenues	1,530,374	1,065,192	4,109,454	3,254,998

Expenses:
Losses and loss adjustment expenses	918,439	823,742	2,759,117	2,651,081
Policy acquisition costs	230,293	181,569	630,016	518,813
Other operating expenses	86,861	69,192	245,651	207,223
Interest	7,717	5,918	23,288	16,398

Total expenses	1,243,310	1,080,421	3,658,072	3,393,515

Income (loss) before income taxes	287,064	(15,229)	451,382	(138,517)
Income tax expense (benefit)	56,208	(7,002)	84,496	(43,459)

Net income (loss)	$230,856	$(8,227)	$366,886	$(95,058)

Basic average shares outstanding	55,371	55,371	55,371	55,371
Diluted average shares outstanding	55,376	55,371	55,374	55,371
Basic Per Share Data
Net income (loss)	$4.17	$(0.15)	$6.63	$(1.72)
Net realized investment gains (losses), net of tax	$1.63	$(1.28)	$2.22	$(0.87)
Diluted Per Share Data
Net income (loss)	$4.17	$(0.15)	$6.63	$(1.72)
Net realized investment gains (losses), net of tax	$1.63	$(1.28)	$2.22	$(0.87)
Operating Ratios-GAAP Basis
Loss ratio	69.5%	75.6%	74.1%	84.7%
Expense ratio	24.0%	23.0%	23.5%	23.2%

Combined ratio (a)	93.6%	98.6%	97.6%	107.9%

(a)	Combined ratio for the three months ended September 30, 2024 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES

CONDENSED BALANCE SHEETS AND OTHER INFORMATION

(000’s except per-share amounts and ratios)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $4,882,324; $4,394,983)	$4,858,840	$4,319,336
Equity securities (cost $755,443; $654,939)	870,837	730,693
Short-term investments (cost $289,616; $179,375)	288,704	178,491

Total investments	6,018,381	5,228,520
Cash	616,275	550,903
Receivables:
Premiums	731,379	607,025
Allowance for credit losses on premiums receivable	(6,100)	(5,300)

Premiums receivable, net of allowance for credit losses	725,279	601,725
Accrued investment income	65,118	59,128
Other	57,862	25,603

Total receivables	848,259	686,456
Reinsurance recoverables (net of allowance for credit losses $4; $12)	28,019	31,947
Deferred policy acquisition costs	341,406	293,844
Fixed assets, net	135,919	151,183
Operating lease right-of-use assets	13,947	14,406
Current income taxes	—	4,081
Deferred income taxes	20,905	33,013
Goodwill	42,796	42,796
Other intangible assets, net	7,906	8,333
Other assets	79,135	57,915

Total assets	$8,152,948	$7,103,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and loss adjustment expense reserves	$3,073,690	$2,785,702
Unearned premiums	2,076,910	1,735,660
Notes payable	574,028	573,729
Accounts payable and accrued expenses	231,519	175,219
Operating lease liabilities	14,055	14,231
Current income taxes	24,394	—
Other liabilities	296,062	270,711
Shareholders’ equity	1,862,290	1,548,145

Total liabilities and shareholders’ equity	$8,152,948	$7,103,397

OTHER INFORMATION
Common stock shares outstanding	55,371	55,371
Book value per share	$33.63	$27.96
Statutory surplus (a)	$1.88 billion	$1.67 billion
Net premiums written to surplus ratio (a)	2.76	2.68
Debt to total capital ratio (b)	23.6%	27.1%
Portfolio duration (including all short-term instruments) (a) (c)	3.0 years	3.0 years
Policies-in-force (company-wide “PIF”) (a)
Personal Auto PIF	1,016	1,032
Homeowners PIF	829	760
Commercial Auto PIF	40	42

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders’ Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES

(000’s except per-share amounts and ratios)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliations of Comparable GAAP Measures to Operating Measures (a)
Net premiums earned	$1,320,652	$1,090,311	$3,723,355	$3,129,483
Change in net unearned premiums	102,281	116,192	340,022	202,566

Net premiums written	$1,422,933	$1,206,503	$4,063,377	$3,332,049

Incurred losses and loss adjustment expenses	$918,439	$823,742	$2,759,117	$2,651,081
Change in net loss and loss adjustment expense reserves	(97,365)	(4,865)	(290,003)	(137,618)

Paid losses and loss adjustment expenses	$821,074	$818,877	$2,469,114	$2,513,463

Net income (loss)	$230,856	$(8,227)	$366,886	$(95,058)

Less: Net realized investment gains (losses)	114,446	(90,001)	155,536	(60,772)
Tax on net realized investment gains (losses)(b)	24,034	(18,900)	32,663	(12,762)

Net realized investment gains (losses), net of tax	90,412	(71,101)	122,873	(48,010)

Operating income (loss)	$140,444	$62,874	$244,013	$(47,048)

Per diluted share:
Net income (loss)	$4.17	$(0.15)	$6.63	$(1.72)
Less: Net realized investment gains (losses), net of tax	1.63	(1.28)	2.22	(0.87)

Operating income (loss)(c)	$2.54	$1.14	$4.41	$(0.85)

Combined ratio			97.6%	107.9%
Effect of estimated prior periods’ loss development			(0.4)%	1.0%

Combined ratio-accident period basis			97.2%	108.9%

(a)	See “Information Regarding GAAP and Non-GAAP Measures” on page 7.
(b)	Based on federal statutory rate of 21%.
(c)	Operating income per diluted share for the three months ended September 30, 2023 does not sum due to rounding.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income (loss) is the GAAP measure that is most directly comparable to operating income (loss). Operating income (loss) is net income (loss) excluding realized investment gains and losses, net of tax. Operating income (loss) is used by management along with the other components of net income (loss) to assess the Company’s performance. Management uses operating income (loss) as an important measure to evaluate the results of the Company’s insurance business. Management believes that operating income (loss) provides investors with a valuable measure of the Company’s ongoing performance as it reveals trends in the Company’s insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income (loss) highlights the results from ongoing operations and the underlying profitability of the Company’s core insurance business. Operating income (loss), which is provided as supplemental information and should not be considered as a substitute for net income (loss), does not reflect the overall profitability of the Company’s business. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of net income (loss) to operating income (loss).

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods’ loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company’s results of operations that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.